Exhibit 99.1

Eagle Bulk Shipping Inc. to Issue Second Quarter 2016 Results and Hold Investor Conference Call

STAMFORD, CT – August 3, 2016 – Eagle Bulk Shipping Inc. (Nasdaq: EGLE) will report its financial results for the second quarter ended June 30, 2016, after the close of stock market trading on Monday, August 8th. Members of Eagle Bulk’s senior management team will host a teleconference and webcast at 8:30 a.m. ET on Tuesday, August 9th to discuss the results.

To participate in the teleconference, investors and analysts are invited to call 844-282-4411 in the U.S., or 512-900-2336 outside of the U.S., and reference participant code 58587324. A simultaneous webcast of the call, including a slide presentation for interested investors and others, may be accessed by visiting http://www.eagleships.com.

A replay will be available following the call until 11:59 PM ET on August 16, 2016. To access the replay, call 855-859-2056 in the U.S., or 404-537-3406 outside of the U.S., and reference passcode 58587324.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc., is a Marshall Islands corporation headquartered in Stamford, Connecticut. We own one of the largest fleets of Supramax dry bulk vessels in the world. Supramax dry bulk are vessels which are constructed with on-board cranes, ranging in size from approximately 50,000 to 65,000 dwt and are considered a sub-category of the Handymax segment, typically defined as 40,000-65,000 dwt. We transport a broad range of major and minor bulk cargoes, including but not limited to coal, grain, ore, pet coke, cement and fertilizer, along worldwide shipping routes.

Company Contact

      Adir Katzav

      Chief Financial Officer

      Eagle Bulk Shipping, Inc.

      Tel. +1 203-276-8100

Investor Relations / Media:

     Jonathan Morgan

     Perry Street Communications, New York

     Tel. +1 212-741-0014